                                                                 EXHIBIT (a) (3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                                POLK AUDIO, INC.

     This Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, $0.01 par value per share, of Polk Audio, Inc., a Maryland corporation (the "Shares"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to American Stock Transfer & Trust Company, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in
Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See "The Tender Offer -- Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

     THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN DAYLIGHT TIME, ON APRIL 30, 1999, UNLESS EXTENDED (THE "EXPIRATION DATE").

                        The Depositary for the Offer is:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY
                               (THE "DEPOSITARY")

          By Mail:              By Facsimile Transmission:     By Hand/Overnight Delivery:
 40 Wall Street, 46th Floor    (Eligible Institutions Only)    40 Wall Street, 46th Floor
     New York, NY 10005               (718) 234-5001               New York, NY 10005
 (Attention: Reorganization                                    (Attention: Reorganization
          Department)                                                  Department)
                                   Confirm by Telephone:
                                      (718) 921-8200
                                   For Information Call:
                                      (718) 921-8200

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TRANSMISSION OR TELEX, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

     The Tender Offer is not being made to (nor will the surrender of Share Certificates be accepted from or on behalf of) stockholders in any jurisdiction in which the making or acceptance of the Tender Offer would not be in compliance with the laws of such jurisdiction.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 30, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described under "The Tender Offer -- Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

                            PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holders                          Address(es):
                                                                        -----------------------------------

or Authorized Signatory:                                                -----------------------------------
                        ---------------------------                                           (Zip Code)
Name(s) of Registered Holder(s):                            Area Code and Telephone No.:
                                -------------------                                     -------------------
Certificate Nos. (if available):                            If Shares will be delivered by book-entry
                                -------------------         transfer,
---------------------------------------------------         check appropriate box below:
Date:                                                       [ ]  Depository Trust Company
     ----------------------------------------------         [ ]  Midwest Securities Trust Company
                                                            [ ]  Philadelphia Depository Trust Company
                                                            [ ]  Account No.

     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Share Certificates exactly as their name(s) appear(s) on the Share
Certificates or on a security position listing as the owner(s) of the Share
Certificates, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery.
If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

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
Names(s):
         -----------------------------------------------------------------------

Capacity:
         -----------------------------------------------------------------------

Address(es):
            --------------------------------------------------------------------


        ------------------------------------------------------------------------
                                                                      (zip code)

     Do not send Share Certificates with this form. Share Certificates should be sent to the Depositary together with a properly completed and validly executed Letter of Transmittal.

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

                                    ODD LOTS

     To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially or of record as of the close of business on March 24, 1999 and who continues to own, beneficially or of record, as of the Expiration Date, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

   [  ]            was the beneficial or record owner of, as of the close of
                   business on March 24, 1999, and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares, all of which are being tendered; or

   [  ]            is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering, for the beneficial owner(s) thereof, Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial or record owner of, as of the close of business on March 24, 1999, and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

Signature(s):
              --------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three American Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with Share Certificates tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Share Certificates into the Depositary's account at a Book-Entry Transfer Facility pursuant to the procedure for book-entry transfer set forth in the Offer to Purchase under the heading "The Tender
Offer -- Procedures for Accepting the Offer and Tendering Shares"), and all other required documents will be deposited by the undersigned with the Depositary at one of its addresses set forth above.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing Shares to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
             -------------------------------------------------------------------

Authorized Signature:
                     -----------------------------------------------------------

Name:
     ---------------------------------------------------------------------------

Title:
      --------------------------------------------------------------------------

Address:
        ------------------------------------------------------------------------

Area Code and Telephone No.:
                             ---------------------------------------------------

Dated:
      --------------------------------------------------------------------------

     DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. ACTUAL SURRENDER OF SHARE CERTIFICATES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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